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                                  EXHIBIT h.(v)

                              Amendment Number 4 to
                            Share Purchase Agreement
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                              AMENDMENT NUMBER 4 TO
                            SHARE PURCHASE AGREEMENT


         Pursuant to the Share Purchase Agreement between Hartford Life Insurance Company and Hartford Series Fund, Inc. dated May 29, 1998, as amended (the "Agreement"), Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund, are hereby included as additional Funds. All provisions in the Agreement shall also apply to Hartford Focus HLS Fund, Hartford International Capital Appreciation HLS Fund, Hartford International Small Company HLS Fund, Hartford MidCap Value HLS Fund and Hartford Value HLS Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 30th day of April, 2001.


                          HARTFORD LIFE INSURANCE COMPANY


                          By:  /s/ Peter W. Cummins
                               ------------------------------------------------
                                   Peter W. Cummins
                                   Senior Vice President


                          HARTFORD SERIES FUND, INC.
                          on behalf of:
                          Hartford Focus HLS Fund
                          Hartford International Capital Appreciation
                                  HLS Fund
                          Hartford International Small Company
                                  HLS Fund
                          Hartford MidCap Value HLS Fund
                          Hartford Value HLS Fund

                          By:  /s/ David M. Znamierowski
                               ------------------------------------------------
                                   David M. Znamierowski
                                   President